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                                                            EXHIBIT A
[LOGO] Kaiser Group International


For Immediate Release

                                                 Press Contact: Mary Rekenthaler
                                                                    703/934-3086
                                                  Investor Contact: Shaun Martin
                                                                    703/934-3570

                                                                January 25, 2000

KAISER-HILL SIGNS CLOSURE CONTRACT FOR ROCKY FLATS ENVIRONMENTAL TECHNOLOGY SITE

Kaiser-Hill Company, LLC and the U.S. Department of Energy issued the attached statements yesterday regarding the U.S. Department of Energy's signing of a contract with Kaiser-Hill to close the Rocky Flats Environmental Technology Site near Denver, Colorado as early as December 15, 2006. The contract will start on February 1, 2000. Kaiser-Hill is a joint venture owned equally by Kaiser Group International, Inc. and CH2M Hill Companies Ltd.

About the Company
-----------------

Headquartered in Fairfax, Virginia, Kaiser Engineers is one of the United States' largest companies providing engineering services, project management, construction management, and program management. Its more than 3,000 employees, located in 40 offices around the world, serve the market areas of transit and transportation; alumina/aluminum and mining/minerals; facilities and water/wastewater; iron and steel; and microelectronics and clean technology. Kaiser Group International, Inc., the parent company of Kaiser Engineers, reported gross revenue of more than $1.2 billion for the 12 months ended December 31, 1998. All references to Kaiser indicate Kaiser Group International, Inc. and any of its subsidiaries.

Forward-Looking Statements and Certain Factors Affecting Kaiser and Its
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Businesses
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This release contains "forward-looking statements" within the meaning of the
Private Securities Litigation Reform Act of 1995, which are identified by the use of forward-looking terminology such as "may," "will," "could," "should," "expect," "believe," "anticipate," "aim," "intend," "plan," "estimate," or "continue" or the negative thereof or other variations thereof. Such forward-looking statements are necessarily based on various assumptions and estimates and are inherently subject to various risks and uncertainties, including risks and uncertainties relating to the possible invalidity of the underlying assumptions and estimates, that may cause actual results to differ materially from those stated or implied by these forward-looking statements. These forward-looking statements also are subject to company-specific risks and uncertainties, such as: the company's access to commercial lines of credit and commercially satisfactory contract performance guarantee mechanisms, including performance bonds; the ability of Kaiser-Hill Company, LLC to enter into a new contract with the U.S. Department of Energy concerning provision of services at the DOE's Rocky Flats (Colorado) site; and the company's ability to: maintain existing contracts (including contracts with the federal government) at their existing or at improved levels, accurately estimate and recover costs incurred on fixed-price contracts, sign new contracts in established or new markets (including international markets), conclude and implement successfully certain acquisitions and joint-venture relationships, retain and attract key personnel, manage significant contingent liabilities arising out of prior operations and contacts, manage cash flow and liquidity needs, and avoid significant environmental fines, penalties and liabilities.
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ROCKY FLATS CLOSURE PROJECT
________________________________________________________________________________
Contact:  Jennifer Thompson, 303/966-6285                  For Immediate Release

                                                                           00-05
Kaiser-Hill Statement on Rocky Flats Closure Contract Announcement
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GOLDEN, Colo., January 24, 2000 - The following is a statement from Kaiser-Hill
President and CEO Robert G. Card on today's announcement by the U.S. Department of Energy regarding the signing of a contract with Kaiser-Hill Company, L.L.C. to close the Rocky Flats Environmental Technology Site as early as Dec. 15, 2006. The contract start date is Feb. 1, 2000.

"We are very pleased to be party to the signing of a contract to close the Rocky Flats Environmental Technology Site. This contract represents a victory to the DOE, the people of Colorado, and the American taxpayers.


In signing this $4.0 billion contract, Kaiser-Hill is assuming more responsibility than any site management contractor in the history of DOE, including:

 . Unprecedented responsibility for safety performance, safeguards and security, and environmental compliance. Safety remains the most vital element of this project.

 . The acceptance of responsibility for many `changed conditions' on site, such as generating more waste than anticipated, finding more contamination than expected, or having project delays due to technology failures. Kaiser-Hill must identify cost savings or efficiencies to make up for any project delays or increased costs rather than requesting increased funding to cover the change.

 . Sharing 30% of cost overruns with the government, meaning 30 cents on every dollar over the negotiated target cost is taken directly from Kaiser-Hill's potential earnings.
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Page 2 of 2/00-05/January 24, 2000

Kaiser-Hill is willing to make these strong commitments based on our belief in the importance of the safe, accelerated closure of Rocky Flats. We are committed to this project and greatly value the opportunity to succeed in the closure of Rocky Flats against the odds depicted by many, including the U.S. General Accounting Office that characterized the task as `difficult at best.'

The performance challenge before us is monumental. Kaiser-Hill and the Rocky Flats employees must increase productivity by 25 percent over current performance and complete the job for $1 billion less than the 1999 plan for closure by 2010 - and must do so safely. This is on top of the nearly $30 billion and decades Kaiser-Hill has already shaved from DOE's March 1994 estimate calling for closure by 2065 for nearly $37 billion.

Only with the ingenuity and skill of our workforce and management will we be able to achieve the demanding contract objectives. This workforce has shown time and time again its ability to succeed where many thought it impossible - most recently with the first-ever demolition of a plutonium production facility in the DOE Complex.

Many changes will flow out of the new contract. There will be a new subcontracting strategy with increased focus on competition, a new `project-based' organization structure, and a restructured relationship with the DOE. The details in each of these areas will be developed in the weeks and months to come.

One key change will be in how work progress is measured. The performance measures system will be replaced with one that rewards `earned value,' or overall progress toward 2006 closure - with a focus on keeping the project safe, within budget, and on schedule.

This contract reaffirms both DOE's and Kaiser-Hill's strong commitment to a safe, accelerated closure and provides assurance to the people of Colorado and the nation that Rocky Flats will be gone well before the end of the decade."
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Contact: Patrick Etchart, DOE, 303/966-5993                                00-04

                       New Rocky Flats' contract unique
                       --------------------------------
         DOE, Kaiser-Hill reach agreement on new pact through closure
         ------------------------------------------------------------

GOLDEN, Colo., Jan. 24, 2000 - Secretary of Energy Bill Richardson today announced Department of Energy (DOE) agreement with the Kaiser-Hill Company on a unique closure contract that is focused on the safe cleanup of the Rocky Flats Environmental Technology Site.

"This is an important breakthrough for DOE--the first closure contract of its kind within the complex," Secretary Richardson said. "This contract will allow us to go from where we are today to the safe closure of Rocky Flats in 2006. It is an enormous step toward achieving the cleanup of Rocky Flats by our goal of 2006, safely and on budget."

Richardson said the new contract represents a precedent-setting approach to Rocky Flats cleanup and closure, substantially increasing the responsibility and incentives the government is placing on the contractor without compromising the scope of cleanup or worker, public or environmental safety. "This contract is the next step forward in contract reform," Richardson said. "It takes us as far beyond the 1995 contract as that contract was a step beyond the then-current status quo."

The contract becomes effective Feb. 1, 2000, and is valued at approximately $4 billion, several hundred million dollars less than the cost estimated in Kaiser Hill's 2006 baseline. It includes numerous specific provisions aimed at reducing ambiguity, increasing efficiency, rewarding project completion on budget and schedule, and tightening DOE oversight of safety and health.
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New Flats' contract - Page 2

Major provisions of the contract include:

 . A specific and defined scope of work that includes the removal of all waste and materials, demolition of all buildings, and cleanup of air, water and soil based on the 2006 closure plan and the Rocky Flats Cleanup Agreement
   (RFCA).

 . A fee structure to provide strong incentives for completing the job on schedule and at target cost. The contract continues until the scope of work is complete, with the fee, reward and risk structure all heavily weighted toward a safe 2006 closure.

 . Substantial penalties for health and safety violations, environmental non-compliance, or safeguards and security violations. Penalties may range from relatively small amounts to tens of millions of dollars.

 . Contractor responsibility for 30 percent of cost overruns, and contractor sharing in 30 percent of cost savings, providing significant incentive to complete projects on schedule and within budget.

 . An "earned value" system that tracks contractor performance based on tangible, quantifiable progress toward closure and ensuring clarity and objectivity in DOE assessments of contractor performance.

 . Increased requirements for streamlining and competitive subcontracting, including elimination of the integrator/contractor team approach and substantial movement toward projectization. Kaiser Hill will be the single contractor responsible for management and integration, with specific cleanup activities conducted by subcontractors, subject to competitive procurement. This simultaneously reduces bureaucracy and increases the amount of work that will be competitively bid.

 . The new contract replaces the annual performance measure structure of the existing contract with an emphasis on the completion of the total project. Under the new contract, any fee paid from "earned value" in quarterly payments is provisional until total project completion. DOE retains the right to withhold or recover fee based on overall project completion.

"This is a good contract for the Department, and for the American taxpayer," said Paul Golan, acting DOE manager at the Rocky Flats Site. "This contract is an important step in taking the 2006 closure date to a prize within our reach. It puts a burden on the contractor, and on the DOE. Kaiser-Hill has to perform according to a tough budget and schedule. We have to manage them to equally tough standards of performance and safety without micromanaging them. The real challenge is before us - to translate this contract into the work needed to support a 2006 closure."

Negotiations on the new contract began Oct. 1, 1999, and concluded this month. The contract was signed by DOE and Kaiser-Hill representatives Monday, Jan. 24.